Shareholder Relations NEWS RELEASE
288 Union Street, Rockland, MA 02370

Contact:

Christopher Oddleifson

President and Chief Executive Officer

(781) 982-6660

Denis K. Sheahan

Chief Financial Officer

(781) 982-6341

FOR IMMEDIATE RELEASE

INDEPENDENT BANK CORP.
ANNOUNCES 6% INCREASE IN
QUARTERLY DIVIDEND

Rockland, MA (March 17, 2011) — The Board of Directors of Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced a $0.19 per share dividend which will be payable on April 8, 2011, to stockholders of record as of the close of business on March 28, 2011.

Independent Bank Corp.’s sole bank subsidiary, Rockland Trust Company, currently has $4.7 billion in assets. Rockland Trust Company is a full-service community bank serving southeastern Massachusetts, Cape Cod, and Rhode Island. To find out more about the products and services available at Rockland Trust Company, please visit our website at www.RocklandTrust.com.

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